Exhibit 99.1

Horizon Pharma plc Announces Fourth-Quarter and Full-Year 2016 Financial Results and Provides Full-Year 2017 Net Sales and Adjusted EBITDA Guidance

— Fourth-Quarter 2016 Net Sales of $310.3 Million; Up 27 Percent —

— Fourth-Quarter 2016 Net Loss of $130.5 Million(1); Adjusted EBITDA of $136.4 Million —

— Fourth-Quarter 2016 Operating Cash Flow of $139.2 Million;

Fourth-Quarter 2016 Non-GAAP Operating Cash Flow of $193.1 Million —

— Full-Year 2016 Net Sales of $981.1 Million(2);

Full-Year 2016 Non-GAAP Adjusted Net Sales of $1,046.1 Million(2) —

— Full-Year 2016 Net Loss of $166.8 Million(1); Adjusted EBITDA of $470.7 Million –

— Full-Year 2016 Operating Cash Flow of $369.5 Million;

Full-Year 2016 Non-GAAP Operating Cash Flow of $452.9 Million;

Year-End 2016 Cash Balance of $509.1 Million —

— Full-Year 2017 Net Sales Guidance of $1.24 Billion to $1.29 Billion;

Full-Year 2017 Adjusted EBITDA Guidance of $525 Million to $575 Million —

DUBLIN, IRELAND – February 27, 2017 – Horizon Pharma plc (NASDAQ: HZNP), a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs, announced its fourth-quarter and full-year 2016 financial results today and provided its full-year 2017 net sales and adjusted EBITDA guidance.

“We delivered a strong fourth quarter and another exceptional year of performance driven by continued commercial execution and the completion of two transformative acquisitions that bolster our rapidly expanding rare disease business,” said Timothy P. Walbert, chairman, president and chief executive officer, Horizon Pharma plc. “Our performance and continued strategic acquisitions have strengthened and diversified the Company and positioned us well to deliver on our growth objectives over the long term.”

Financial Highlights

(in millions except for per share amounts and percentages)	Q4 16	Q4 15	% Change	FY 16	FY 15	% Change
Net sales(2)	$310.3	$244.5	27	$981.1	$757.0	30
Non-GAAP adjusted net sales(2)	310.3	244.5	27	1,046.1	757.0	38

Net (loss) income(1)	(130.5)	24.0	NM	(166.8)	39.5	NM
Non-GAAP net income	106.4	105.5	1	354.4	256.9	38
Adjusted EBITDA	136.4	122.5	11	470.7	362.1	30

Net (loss) earnings per share - diluted	(0.81)	0.15	NM	(1.04)	0.25	NM
Non-GAAP earnings per share - diluted	0.64	0.64	—	2.16	1.65	31

(1)	The fourth-quarter and full-year 2016 net losses were primarily impacted by the impairment of in-process research and development and other wind-down costs and charges related to the discontinuation of ACTIMMUNE development for Friedreich’s ataxia and acquisition-related costs primarily related to the acquisition of Raptor Pharmaceutical Corp.
(2)	On Sept. 26, 2016, Horizon Pharma agreed to pay Express Scripts $65 million as part of a litigation settlement, which was recorded as a one-time reduction to GAAP net sales for the three months ended Sept. 30, 2016, in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The exclusion of the $65 million settlement from GAAP net sales is the only adjustment reflected in year-to-date 2016 non-GAAP adjusted net sales.

Company Highlights

•	Fourth-quarter 2016 net sales were $310.3 million, an increase of 27 percent compared to the fourth-quarter of 2015, driven by growth across each of the Company’s business units: orphan, rheumatology and primary care.

•	Medicines for rare diseases, which include RAVICTI®, PROCYSBI®, ACTIMMUNE®, KRYSTEXXA®, BUPHENYL® and QUINSAIR™ represented 43 percent of combined adjusted non-GAAP net sales for the full-year 2016. This includes full-year 2016 PROCYSBI net sales of $128.6 million and QUINSAIR net sales of $3.9 million on a combined and adjusted basis.

•	In December 2016, the Company secured formulary status with an additional pharmacy benefit manager (PBM) resulting in contracts with three leading pharmacy benefit managers to improve patient access and long-term durability for the Company’s clinically differentiated primary care medicines.

•	In November 2016, the Company presented data on both KRYSTEXXA and RAYOS® at the American College of Rheumatology meeting. The Company expects to continue to expand the awareness of KRYSTEXXA as an important treatment option for refractory chronic gout patients.

•	On October 25, 2016, Horizon Pharma completed the acquisition of Raptor Pharmaceutical Corp., which was a significant step in advancing the Company’s strategy to expand its rare disease business with the addition of two orphan medicines, PROCYSBI and QUINSAIR.

Fourth-Quarter and Full-Year 2016 Business Unit Net Sales Results

(in millions except for percentages)	Q4 16	Q4 15	% Change	FY 16	FY 15	% Change
Orphan	$88.1	$68.2	29	$299.3	$207.8	44
RAVICTI®(1)	32.9	34.5	(4)	151.5	86.9	74
ACTIMMUNE®	24.2	28.1	(14)	104.6	107.4	(3)
BUPHENYL®(1)	4.7	5.6	(16)	16.9	13.5	25
PROCYSBI®(3)	25.3	—	NM	25.3	—	NM
QUINSAIR™(3)	1.0	—	NM	1.0	—	NM
Rheumatology	41.6	13.5	208	142.7	45.2	215
KRYSTEXXA®(2)	29.5	—	NM	91.1	—	NM
RAYOS®	11.3	11.1	1	47.4	40.3	17
LODOTRA®	0.8	2.4	(67)	4.2	4.9	(14)
Primary Care	180.6	162.8	11	604.1	504.0	20
PENNSAID® 2%	96.6	55.4	74	304.4	147.0	107
DUEXIS®	50.9	60.4	(16)	173.7	190.4	(9)
VIMOVO®	31.6	47.0	(33)	121.3	166.6	(27)
MIGERGOT®(2)	1.5	—	NM	4.7	—	NM
Litigation settlement(4)	—	—	NM	(65.0)	—	NM

Total GAAP net sales(4)	$310.3	$244.5	27	$981.1	$757.0	30

Total non-GAAP adjusted net sales(4)	$310.3	$244.5	27	$1,046.1	$757.0	38

(1)	RAVICTI and BUPHENYL were acquired on May 7, 2015.
(2)	KRYSTEXXA and MIGERGOT were acquired on January 13, 2016.
(3)	PROCYSBI and QUINSAIR were acquired on October 25, 2016.
(4)	On Sept. 26, 2016, Horizon Pharma agreed to pay Express Scripts $65 million as part of a litigation settlement, which was recorded as a one-time reduction to GAAP net sales for the twelve months ended December 31, 2016, in accordance with U.S. GAAP. The exclusion of the $65 million settlement from GAAP net sales is the only adjustment reflected in year-to-date non-GAAP adjusted net sales.

•	Orphan Business Unit: Fourth-quarter orphan business unit net sales increased 29 percent compared to the fourth quarter of 2015, and full-year 2016 net sales increased 44 percent compared to the full year of 2015.

RAVICTI net sales in the fourth quarter of 2016 were $32.9 million. RAVICTI net sales for the second half of 2016 were $75.1 million, representing an increase of 11 percent over the same period in 2015. The Company is awaiting approval for its supplemental New Drug Application (sNDA) submitted on June 29, 2016, with the U.S. Food and Drug Administration (FDA) for RAVICTI to expand the age range for chronic management of urea cycle disorders (UCDs) in patients to two months of age and older from two years of age and older. RAVICTI is also expected to launch in Europe in 2017 in partnership with Swedish Orphan Biovitrum AB (SOBI).

ACTIMMUNE net sales in the fourth quarter of 2016 were $24.2 million, relatively flat sequentially versus the third quarter of 2016. The Company has evolved its strategy to establish the role of ACTIMMUNE in a broader range of chronic granulomatous disease (CGD) patients and anticipates ACTIMMUNE returning to growth in 2017.

On February 23, 2017, at the American Society for Clinical Oncology - Society for Immunotherapy of Cancer meeting, investigators from Fox Chase Cancer Center presented safety data from the first two cohorts of the Phase 1 dose escalation trial evaluating ACTIMMUNE as part of a combination therapy in solid tumors for certain cancers. The preliminary data showed that combination therapy of ACTIMMUNE with nivolumab, a PD-1 inhibitor, was safe and well-tolerated in the first two cohorts. The data also showed statistically significant activation of certain monocytes, or white blood cells in peripheral blood, which demonstrates that ACTIMMUNE is having the desired effect of stimulating immune cells. These are early results, and the third cohort of patients is still under study. Additionally, the Company has received interest in studying ACTIMMUNE in oncology from a number of academic and oncologic institutions and is evaluating additional investigator-initiated trials that could begin in 2017.

On October 25, 2016, the Company completed the acquisition of Raptor Pharmaceutical Corp., adding two orphan medicines to its orphan business unit, PROCYSBI for the treatment of nephropathic cystinosis, a rare metabolic disorder, and QUINSAIR for the management of chronic pulmonary infections for patients with cystic fibrosis. PROCYSBI net sales for the partial fourth quarter of 2016 were $25.3 million. For the full-year 2016, PROCYSBI total sales were $128.6 million on a combined and adjusted basis, which represented growth of 36 percent, compared to Raptor’s sales of PROCYSBI during the full-year 2015.

•	Rheumatology Business Unit: KRYSTEXXA sales in the fourth quarter of 2016 were $29.5 million, an increase of 16 percent sequentially compared to the third quarter of 2016. The Company has invested in additional commercial support, education and outreach efforts to continue to drive long-term growth of this medicine. This additional investment and improved commercial strategy has driven a steady increase in average monthly KRYSTEXXA vials and net sales since acquiring the medicine in January of 2016. RAYOS sales in the fourth quarter of 2016 were $11.3 million, an increase of 1 percent compared to the fourth quarter of 2015.

•	Primary Care Business Unit: Total sales for the primary care business unit increased 11 percent compared to the fourth quarter of 2015, driven by strong performance of PENNSAID 2%®. Sales of PENNSAID 2%, DUEXIS® and VIMOVO® in the fourth quarter of 2016 were $96.6 million, $50.9 million and $31.6 million, respectively.

Fourth-Quarter 2016 Financial Results

Note: For additional detail and reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures, please refer to the tables at the end of this release.

•	Gross Profit: Under U.S. GAAP in the fourth quarter of 2016, the gross profit ratio was 51.7 percent compared to 72.4 percent in the fourth quarter of 2015. The non-GAAP gross profit ratio in the fourth quarter of 2016 was 91.9 percent compared to 91.6 percent in the fourth quarter of 2015.

•	Operating Expenses: On a GAAP basis in the fourth quarter of 2016, total operating expenses were 93.7 percent of sales which includes $66 million for the impairment of in-process research and development and other wind-down costs related to the discontinuation of ACTIMMUNE for Friedreich’s ataxia and acquisition-related costs primarily related to the acquisition of Raptor Pharmaceutical Corp. Non-GAAP total operating expenses in the fourth quarter of 2016 were 47.6 percent of net sales. Research & development (R&D) expenses were 7.7 percent of net sales, sales & marketing (S&M) expenses were 29.9 percent of net sales and general & administrative (G&A) expenses were 34.8 percent of net sales. Non-GAAP R&D expenses were 5.6 percent of net sales, non-GAAP S&M expenses were 27.6 percent of net sales, and non-GAAP G&A expenses were 14.4 percent of net sales.

•	Income Tax Rate: The income tax rate in the fourth quarter of 2016 on a GAAP basis was 18.3 percent and on a non-GAAP basis was 5.7 percent. The income tax rate for the full-year 2016 on a GAAP basis was 26.9 percent and on a non-GAAP basis was 12.2 percent.

•	Net (Loss) Income: On a GAAP basis in the fourth quarter of 2016, net loss was $130.5 million and was impacted by the impairment of in-process research and development and other wind-down costs and charges related to the discontinuation of development of ACTIMMUNE in Friedreich’s ataxia and acquisition-related costs primarily related to the acquisition of Raptor Pharmaceutical Corp. Non-GAAP adjusted net income was $106.4 million.

•	EBITDA: In the fourth quarter of 2016, EBITDA was ($8.7) million and was impacted by the impairment of in-process research and development and other wind-down costs and charges related to the discontinuation of development of ACTIMMUNE in Friedreich’s ataxia and acquisition-related costs primarily related to the acquisition of Raptor Pharmaceutical Corp. Adjusted EBITDA in the fourth quarter of 2016 was $136.4 million.

•	Earnings (Loss) per Share: On a GAAP basis in the fourth quarter of 2016, diluted loss per share was $0.81 and in the fourth quarter of 2015, diluted earnings per share was $0.15. Non-GAAP diluted earnings per share in the fourth quarter of 2016 and 2015 were $0.64 and $0.64, respectively. Weighted average shares outstanding used for calculating GAAP diluted loss per share and non-GAAP diluted earnings per share in the fourth quarter of 2016 were 161.4 million and 165.1 million, respectively.

Cash Flow Statement and Balance Sheet Highlights

•	On a GAAP basis in the fourth quarter of 2016, operating cash flow was $139.2 million. Non-GAAP operating cash flow was $193.1 million in the fourth quarter of 2016.

•	On a GAAP basis for the full-year 2016, operating cash flow was $369.5 million. Non-GAAP operating cash flow was $452.9 million for the full-year 2016.

•	The Company had cash and cash equivalents of $509.1 million as of December 31, 2016.

•	Total principal amount of debt outstanding was $1.944 billion as of December 31, 2016, which was composed of $769 million in senior secured term loans due 2021, $475 million senior notes due 2023, $300 million senior notes due 2024 and $400 million exchangeable senior notes due 2022. Net debt at December 31, 2016, was $1.435 billion.

Horizon Pharma Provides Full-Year and First-Half 2017 Guidance

•	Full-year 2017 net sales guidance of $1.24 billion to $1.29 billion, representing year-over-year growth of 19 to 23 percent.

•	Full-year 2017 adjusted EBITDA guidance of $525 million to $575 million, representing year-over-year growth of 12 to 22 percent and approximately 43.5 percent of sales.

•	The Company is providing guidance on the expected pacing of 2017 net sales and adjusted EBITDA in the tables below. They include first-quarter and second-quarter net sales guidance as a percent of full-year 2017 net sales guidance, first-quarter and second-quarter adjusted EBITDA guidance as a percent of full-year 2017 adjusted EBITDA guidance, as well as the quarterly cadence for historical net sales or non-GAAP adjusted net sales and adjusted EBITDA.

Percent of Full-Year Net Sales Contribution
	Q1	Q2	2H
2014	17.5%	22.2%	60.3%
2015	14.9%	22.8%	62.2%
2016	19.6%	24.6%	55.8%
2017 estimate*	18-20%	22-24%	56-60%

Percent of Full-Year Adjusted EBITDA Contribution

	Q1	Q2	2H
2014	10.0%	24.7%	65.2%
2015	9.0%	21.0%	70.0%
2016	15.3%	25.7%	59.0%
2017 estimate*	12-14%	22-24%	62-66%

*	2017 percentages based on midpoint of full-year 2017 guidance range.

Conference Call

At 8 a.m. EST / 1 p.m. IST today, the Company will host a live conference call and webcast to review its financial and operating results and provide a general business update.

U.S. Dial-In Number: +1 888.338.8373

International Dial-In Number: +1 973.872.3000

Passcode: 57707260

The live webcast and a replay may be accessed by visiting Horizon’s website at http://ir.horizon-pharma.com. Please connect to the Company’s website at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast.

A replay of the conference call will be available approximately two hours after the call and accessible through one of the following telephone numbers, using the passcode below:

Replay U.S. Dial-In Number: +1 855.859.2056

Replay International Dial-In Number: +1 404.537.3406

Passcode: 57707260

About Horizon Pharma plc

Horizon Pharma plc is a biopharmaceutical company focused on improving patients’ lives by identifying, developing, acquiring and commercializing differentiated and accessible medicines that address unmet medical needs. The Company markets 11 medicines through its orphan, rheumatology and primary care business units. For more information, please visit www.horizonpharma.com. Follow @HZNPplc on Twitter or view careers on our LinkedIn page.

Note Regarding Use of Non-GAAP Financial Measures

EBITDA, or earnings before interest, taxes, depreciation and amortization, and adjusted EBITDA are used and provided by Horizon Pharma as non-GAAP financial measures. Horizon Pharma provides certain other financial measures such as non-GAAP adjusted net sales and net income, non-GAAP diluted earnings per share, non-GAAP gross profit and gross profit ratio, non-GAAP operating expenses, non-GAAP tax rate, non-GAAP operating cash flow and PROCYSBI and QUINSAIR net sales on a combined and adjusted basis, each of which include adjustments to GAAP figures. These non-GAAP measures are intended to provide additional information on Horizon Pharma’s performance, operations, expenses, profitability and cash flows. Adjustments to Horizon Pharma’s GAAP figures as well as EBITDA exclude acquisition-related expenses, charges related to the discontinuation of ACTIMMUNE development for Friedreich’s ataxia, an upfront fee for a license of a patent, a litigation settlement, loss on debt extinguishment and loss on sale of long-term investments, as well as non-cash items such as share-based compensation, depreciation and amortization, royalty accretion, non-cash interest expense, intangible and other non-current asset impairment charges, and other non-cash adjustments. Certain other special items or substantive events may also be included in the non-GAAP adjustments periodically when their magnitude is significant within the periods incurred. Horizon maintains an established non-GAAP cost policy that guides the determination of what costs will be excluded in non-GAAP measures. Horizon believes that these non-GAAP financial measures, when considered together with the GAAP figures, can enhance an overall understanding of Horizon’s financial and operating performance. The non-GAAP financial measures are included with the intent of providing investors with a more complete understanding of the Company’s historical and expected 2017 financial results and trends and to facilitate comparisons between periods and with respect to projected information. In addition, these non-GAAP financial measures are among the indicators Horizon’s management uses for planning and forecasting purposes and measuring the Company’s performance. For example, adjusted EBITDA is used by Horizon as one measure of management performance under certain incentive compensation arrangements. These non-GAAP financial measures should be considered in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, non-GAAP financial measures used by other companies. Horizon Pharma has not provided a reconciliation of its full-year or quarterly 2017 adjusted EBITDA outlook to an expected net income (loss) outlook because certain items such as acquisition-related expenses and share-based compensation that are a component of net income (loss) cannot be reasonably projected due to the significant impact of changes in Horizon Pharma’s stock price, the variability associated with the size or timing of acquisitions and other factors. These components of net income (loss) could significantly impact Horizon Pharma’s actual net income (loss).

Forward-Looking Statements

This press release contains forward-looking statements, including, but not limited to, statements related to Horizon Pharma’s full-year and quarterly 2017 net sales and adjusted EBITDA guidance, expected financial performance in future periods, expected timing of clinical, regulatory and commercial events, the expected launch of RAVICTI in Europe, anticipated additional clinical trials of ACTIMMUNE in cancer indications, potential market opportunity for Horizon Pharma’s medicines in approved and potential additional indications, potential growth of Horizon Pharma’s medicines and business and other statements that are not historical facts. These forward-looking statements are based on Horizon Pharma’s current expectations and inherently involve significant risks and uncertainties. Actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks that Horizon’s actual future financial and operating results may differ from its expectations or goals; Horizon Pharma’s ability to grow net sales from existing products; the availability of coverage and adequate reimbursement and pricing from government and third-party payers and risks relating to the success of Horizon Pharma’s business strategies; whether Horizon Pharma is unable to enter into additional business arrangements with pharmacy benefit managers and payers on favorable terms or at all or unable to realize the expected benefits from such arrangements; risks related to acquisition integration and achieving projected cost savings and benefits; risks associated with clinical development and regulatory approvals; risks in the ability to recruit, train and retain qualified personnel; competition, including potential generic competition; the ability to protect intellectual property and defend patents; regulatory obligations and oversight, including any changes in the legal and regulatory environment in which Horizon Pharma operates and those risks detailed from time-to-time under the caption “Risk Factors” and elsewhere in Horizon Pharma’s filings and reports with the SEC. Horizon Pharma undertakes no duty or obligation to update any forward-looking statements contained in this presentation as a result of new information.

Contacts:

Investors:	U.S. Media:
Tina Ventura	Geoff Curtis
Senior Vice President,	Senior Vice President,
Investor Relations	Corporate Communications
investor-relations@horizonpharma.com	media@horizonpharma.com

Ireland Media:
Ray Gordon
Gordon MRM
ray@gordonmrm.ie

Horizon Pharma plc

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited)
Net sales	$310,349	$244,538	$981,120	$757,044
Cost of goods sold	149,751	67,573	393,272	219,502

Gross profit	160,598	176,965	587,848	537,542

OPERATING EXPENSES:
Research and development	23,961	13,689	60,707	41,865
Sales and marketing	92,669	63,352	320,366	220,444
General and administrative	108,076	61,875	287,942	219,861
Impairment of in-process R&D	66,000	—	66,000	—

Total operating expenses	290,706	138,916	735,015	482,170

Operating (loss) income	(130,108)	38,049	(147,167)	55,372

OTHER INCOME (EXPENSE), NET:
Interest expense, net	(28,858)	(20,120)	(86,610)	(69,900)
Foreign exchange loss	(739)	(227)	(1,005)	(1,237)
Loss on induced conversion of debt and debt extinguishment	—	—	—	(77,624)
Loss on sale of long-term investments	—	(29,032)	—	(29,032)
Other (expense) income, net	(142)	(132)	6,697	(10,291)

Total other income (expense), net	(29,739)	(49,511)	(80,918)	(188,084)

Loss before benefit for income taxes	(159,847)	(11,462)	(228,085)	(132,712)
BENEFIT FOR INCOME TAXES	(29,305)	(35,456)	(61,251)	(172,244)

NET (LOSS) INCOME	$(130,542)	$23,994	$(166,834)	$39,532

Net (loss) income per ordinary share - basic	$(0.81)	$0.15	$(1.04)	$0.27

Weighted average ordinary shares outstanding - basic	161,375,647	159,410,594	160,699,543	148,788,020

Net (loss) income per ordinary share - diluted	$(0.81)	$0.15	$(1.04)	$0.25

Weighted average ordinary shares outstanding - diluted	161,375,647	163,834,135	160,699,543	155,923,251

Horizon Pharma plc

Condensed Consolidated Balance Sheets

(in thousands, except share data)

	As of
	December 31, 2016	December 31, 2015
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$509,055	$859,616
Restricted cash	7,095	1,860
Accounts receivable, net	305,725	210,437
Inventories, net	174,788	18,376
Prepaid expenses and other current assets	49,619	15,858

Total current assets	1,046,282	1,106,147

Property and equipment, net	23,484	14,020
Developed technology, net	2,767,184	1,609,049
In-process research and development	—	66,000
Other intangible assets, net	6,251	7,061
Goodwill	445,579	253,811
Deferred tax assets, net	911	2,278
Other assets	2,368	222

TOTAL ASSETS	$4,292,059	$3,058,588

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Long-term debt—current portion	$7,750	$4,000
Accounts payable	52,479	16,590
Accrued expenses	182,765	100,046
Accrued trade discounts and rebates	297,556	183,769
Accrued royalties—current portion	61,981	51,700
Deferred revenues—current portion	3,321	1,447

Total current liabilities	605,852	357,552

LONG-TERM LIABILITIES:
Exchangeable notes, net	298,002	282,889
Long-term debt, net, net of current	1,501,741	849,867
Accrued royalties, net of current	272,293	123,519
Deferred revenues, net of current	7,763	8,785
Deferred tax liabilities, net	296,568	113,400
Other long-term liabilities	46,061	9,431

Total long-term liabilities	2,422,428	1,387,891

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Ordinary shares, $0.0001 nominal value; 300,000,000 shares authorized; 162,004,956 and 160,069,067 issued at December 31, 2016 and December 31, 2015, respectively, and 161,620,590 and 159,684,701 outstanding at December 31, 2016 and December 31, 2015, respectively.	16	16
Treasury stock, 384,366 ordinary shares at December 31, 2016 and December 31, 2015	(4,585)	(4,585)
Additional paid-in capital	2,119,455	2,001,552
Accumulated other comprehensive loss	(3,086)	(2,651)
Accumulated deficit	(848,021)	(681,187)

Total shareholders’ equity	1,263,779	1,313,145

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$4,292,059	$3,058,588

Horizon Pharma plc

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
	(Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(130,542)	$23,994	$(166,834)	$39,532
Adjustments to reconcile net (loss) income to net cash provided by operating activities
Depreciation and amortization expense	67,372	44,318	221,837	138,343
Equity-settled share-based compensation	29,008	27,300	113,019	83,553
Royalty accretion	11,854	6,517	40,616	20,088
Royalty liability remeasurement	386	6,874	386	21,151
Impairment of in-process R&D	66,000	—	66,000	—
Impairment of non-current asset	5,260	—	5,260	—
Loss on induced conversions of debt and debt extinguishment	—	—	—	21,581
Amortization of debt discount and deferred financing costs	5,077	5,482	18,546	18,810
Loss on sale of long-term investments	—	29,032	—	29,032
Deferred income taxes	(30,402)	(46,535)	(65,561)	(180,549)
Foreign exchange loss and other adjustments	152	358	420	1,495
Changes in operating assets and liabilities:
Accounts receivable	74,952	10,604	(67,496)	(124,766)
Inventories	43,791	(603)	67,633	12,216
Prepaid expenses and other current assets	(7,401)	597	(28,239)	1,014
Accounts payable	(17,630)	(46,575)	32,065	(8,362)
Accrued trade discounts and rebates	29,372	58,910	112,381	94,046
Accrued expenses and accrued royalties	(15,728)	9,117	13,854	20,169
Deferred revenues	1,557	(450)	1,114	1,693
Payment of original issue discount upon repayment of 2014 Term Loan Facility	—	—	—	(3,000)
Other non-current assets and liabilities	6,107	5,998	4,455	8,120

Net cash provided by operating activities	139,185	134,938	369,456	194,166

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for acquisitions, net of cash acquired	(835,866)	—	(1,356,271)	(1,022,361)
Proceeds from liquidation of available-for-sale investments	—	—	—	64,623
Purchases of long-term investments	—	—	—	(71,813)
Procceds from sale of long-term investments	—	42,781	—	42,781
Change in restricted cash	(468)	(1,000)	(3,879)	(1,122)
Purchases of property and equipment	(1,115)	(2,642)	(15,731)	(7,156)

Net cash (used in) provided by investing activities	(837,449)	39,139	(1,375,881)	(995,048)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from the issuance of Exchangable Senior Notes	—	—	—	387,181
Net Proceeds from the issuance of 2024 Senior Notes	291,893	—	291,893	—
Net proceeds from the 2016 Incremental Loan Facility	364,297	—	364,297	391,506
Net proceeds from the issuance of 2023 Senior Notes	—	—	—	462,340
Repayment of the 2015 Term Loan Facility	(1,000)	(1,000)	(4,000)	(2,000)
Repayment of the 2014 Term Loan Facility	—	—	—	(297,000)
Net proceeds from the issuance of ordinary shares	—	58	—	475,685
Proceeds from the issuance of ordinary shares in connection with warrant exercises	8	—	8	18,124
Proceeds from the issuance of ordinary shares through ESPP programs	3,305	2,911	6,540	4,452
Proceeds from the issuance of ordinary shares in connection with stock option exercises	491	615	3,875	5,217
Payment of employee withholding taxes relating to share-based awards	(230)	(690)	(5,539)	(3,024)

Net cash provided by financing activities	658,764	1,894	657,074	1,442,481

Effect of foreign exchange rate changes on cash and cash equivalents	(748)	(641)	(1,210)	(790)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(40,248)	175,330	(350,561)	640,809
CASH AND CASH EQUIVALENTS, beginning of the period	549,303	684,286	859,616	218,807

CASH AND CASH EQUIVALENTS, end of the period	$509,055	$859,616	$509,055	$859,616

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

Net Income and Earnings Per Share (Unaudited)

(in thousands, except share and per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
GAAP net (loss) income	(130,542)	23,994	(166,834)	39,532
Non-GAAP adjustments:
Remeasurement of royalties for medicines acquired through business combinations	386	6,874	386	21,151
Acquisition-related costs	36,418	7,380	52,874	72,221
Upfront fee for license of global patent	—	—	2,000	—
Loss on sale of long-term investments	—	29,032	—	29,032
Loss on induced conversion of debt and debt extinguishment	—	—	—	77,624
Amortization, accretion and step-up:
Intangible amortization expense	65,676	41,706	216,875	132,923
Amortization of debt discount and deferred financing costs	5,077	5,482	18,546	18,810
Accretion of royalty liabilities	11,854	6,517	40,616	20,088
Inventory step-up expense	43,284	860	71,137	11,495
Share-based compensation	29,223	27,990	114,144	85,786
Depreciation expense	1,696	2,612	4,962	5,420
Litigation settlement	—	—	65,000	—
Reversal of pre-acquisition reserve upon signing of contract	—	—	(6,900)	—
Impairment of in-process R&D	66,000	—	66,000	—
Charges relating to discontinuation of Friedreich’s ataxia program	23,513	—	23,513	—
Royalties for medicines acquired through business combinations (1)	(10,434)	(8,944)	(37,593)	(29,834)

Total of pre-tax non-GAAP adjustments	272,693	119,509	631,560	444,716
Income tax effect of pre-tax non-GAAP adjustments	(35,772)	(37,996)	(110,290)	(122,214)
Other non-GAAP income tax adjustments	—	—	—	(105,133)

Total of non-GAAP adjustments	236,921	81,513	521,270	217,369

Non-GAAP Net Income	106,379	105,507	354,436	256,901

Non-GAAP Earnings Per Share:
Weighted average shares - Basic	161,375,647	159,410,594	160,699,543	148,788,020

Non-GAAP Earnings Per Share - Basic:
GAAP (loss) earnings per share - Basic	(0.81)	0.15	(1.04)	0.27
Non-GAAP adjustments	1.47	0.51	3.25	1.46

Non-GAAP earnings per share - Basic	0.66	0.66	2.21	1.73

Weighted average shares - Diluted
Weighted average shares - Basic	161,375,647	159,410,594	160,699,543	148,788,020
Ordinary share equivalents	3,692,325	4,423,541	3,626,570	7,135,231

Weighted average shares - Diluted	165,067,972	163,834,135	164,326,113	155,923,251

Non-GAAP Earnings Per Share - Diluted
GAAP (loss) earnings per share - Diluted	(0.81)	0.15	(1.04)	0.25
Non-GAAP adjustments	1.47	0.49	3.25	1.40
Diluted earnings per share effect of ordinary share equivalents	(0.02)	—	(0.05)	—

Non-GAAP earnings per share - Diluted	0.64	0.64	2.16	1.65

(1)	Royalties for medicines acquired through business combinations relate to ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, RAVICTI and VIMOVO.

Horizon Pharma plc

GAAP to Non-GAAP Reconciliations

EBITDA, Gross Profit and Operating Cash Flow (Unaudited)

(in thousands, except percentages)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
EBITDA and Non-GAAP EBITDA:
GAAP net (loss) income	$(130,542)	$23,994	$(166,834)	$39,532
Depreciation	1,696	2,612	4,962	5,420
Amortization, accretion and step-up:
Intangible amortization expense	65,676	41,706	216,875	132,923
Accretion of royalty liabilities	11,854	6,517	40,616	20,088
Amortization of deferred revenue	(205)	(208)	(836)	(962)
Inventory step-up expense	43,284	860	71,137	11,495
Interest expense, net (including amortization of debt discount and deferred financing costs)	28,858	20,120	86,610	69,900
(Benefit) expense for income taxes	(29,305)	(35,456)	(61,251)	(172,244)

EBITDA	$(8,684)	$60,145	$191,279	$106,152

Non-GAAP adjustments:
Remeasurement of royalties for medicines acquired through business combinations	386	6,874	386	21,151
Acquisition-related costs	36,418	7,380	52,874	72,221
Upfront fee for license of global patent	—	—	2,000	—
Loss on sale of long-term investments	—	29,032	—	29,032
Loss on induced conversion of debt and debt extinguishment	—	—	—	77,624
Share-based compensation	29,223	27,990	114,144	85,786
Litigation settlement	—	—	65,000	—
Reversal of pre-acquisition reserve upon signing of contract	—	—	(6,900)	—
Impairment of in-process R&D	66,000	—	66,000	—
Charges relating to discontinuation of Friedreich’s ataxia program	23,513	—	23,513	—
Royalties for medicines acquired through business combinations (1)	(10,434)	(8,944)	(37,593)	(29,834)

Total of Non-GAAP adjustments	145,106	62,332	279,424	255,980

Adjusted EBITDA	$136,422	$122,477	$470,703	$362,132

Non-GAAP Gross Profit:
GAAP net sales	$310,349	$244,538	$981,120	$757,044
Litigation settlement	—	—	65,000	—

Non-GAAP adjusted net sales	$310,349	$244,538	$1,046,120	$757,044

GAAP gross profit	$160,598	$176,965	$587,848	$537,542
Non-GAAP gross profit adjustments:
Acquisition-related costs	(464)	—	(10)	23
Share-based compensation	26	—	26	—
Remeasurement of royalties for medicines acquired through business combinations	386	6,874	386	21,151
Intangible amortization expense (COGS only)	65,473	41,504	216,065	132,113
Accretion of royalty liabilities	11,854	6,517	40,616	20,088
Inventory step-up expense	43,284	860	71,137	11,495
Depreciation (COGS only)	166	189	486	457
Litigation settlement	—	—	65,000	—
Charges relating to discontinuation of Friedreich’s ataxia program	14,287	—	14,287	—
Royalties for medicines acquired through business combinations (1)	(10,434)	(8,944)	(37,593)	(29,834)

Total of Non-GAAP adjustments	124,578	47,000	370,400	155,493

Non-GAAP gross profit	$285,176	$223,965	$958,248	$693,035

GAAP gross profit %	51.7%	72.4%	59.9%	71.0%
Non-GAAP gross profit %	91.9%	91.6%	91.6%	91.5%

Non-GAAP operating cash flow:
GAAP cash provided by operating activities	$139,185	$134,938	$369,456	$194,166
Cash payments for acquisition-related costs	21,372	19,033	48,915	68,185
Cash payment for litigation settlement	32,500	—	32,500	—
Cash payments for upfront fee for license of global patent	—	—	2,000	—
Cash payments for induced debt conversion	—	—	—	10,472
Cash payment for debt extinguishment	—	—	—	45,367
Payment of original issue discount on debt extinguishment	—	—	—	3,000

Non-GAAP operating cash flow	$193,057	$153,971	$452,871	$321,190

(1)	Royalties for medicines acquired through business combinations relate to ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, RAVICTI and VIMOVO.

Horizon Pharma plc

PROCYSBI and QUINSAIR Net Revenue (Unaudited)

(in millions)

The Company acquired Raptor Pharmaceutical Corp. on October 25, 2016, including PROCYSBI and QUINSAIR. PROCYSBI and QUINSAIR net sales for the partial fourth quarter of 2016 were $25.3 million and $1.0 million, respectively. The following tables reflect sales for full-year 2015, first, second and third quarter under Raptor Pharmaceutical Corp. ownership and partial fourth-quarter 2016 net sales of Raptor and Horizon on a combined basis.

	Q1 16	Q2 16	Q3 16	Q4 16	FY 16
PROCYSBI	27.5	31.4	35.1	34.6	128.6
QUINSAIR	—	0.7	1.7	1.5	3.9

Total net sales	$27.5	$32.1	$36.8	$36.1	$132.5

	Q1 15	Q2 15	Q3 15	Q4 15	FY 15
PROCYSBI	20.5	23.3	25.7	24.7	94.2
QUINSAIR	—	—	—	—	—

Total net sales	$20.5	$23.3	$25.7	$24.7	$94.2

Horizon Pharma plc

GAAP to Non-GAAP Tax Rate Reconciliation (Unaudited)

(in millions, except percentages)

	Q4 16
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(159.8)	$(29.3)	18.3%	$(130.5)	$(0.81)
Non-GAAP adjustments	272.7	35.8		236.9

Non-GAAP	$112.9	$6.5	5.7%	$106.4	$0.64

	FY 2016
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net (Loss) Income	Diluted (Loss) Earnings Per Share
As reported - GAAP	$(228.1)	$(61.3)	26.9%	$(166.8)	$(1.04)
Non-GAAP adjustments	631.6	110.4		521.2

Non-GAAP	$403.5	$49.1	12.2%	$354.4	$2.16

	Q4 15
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income	Diluted Earnings Per Share
As reported - GAAP	$(11.4)	$(35.4)	309.3%	$24.0	$0.15
Non-GAAP adjustments	119.5	38.0		81.5

Non-GAAP	$108.1	$2.6	2.4%	$105.5	$0.64

	FY 2015
	Pre-tax Net (Loss) Income	Income Tax (Benefit) Expense	Tax Rate	Net Income (Loss)	Diluted Earnings Per Share
As reported - GAAP	$(132.7)	$(172.2)	129.8%	$39.5	$0.25
Non-GAAP adjustments	444.7	122.2		322.5
Other Non-GAAP tax adjustment	—	105.1		(105.1)

Non-GAAP	$312.0	$55.1	17.7%	$256.9	$1.65

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended December 31, 2016

(Unaudited)

	COGS	Research & Development	Sales & Marketing	General & Administrative	Impairment of In-Process R&D	Interest Expense	Income Tax Benefit (Expense)
GAAP as reported	$(149,751)	$(23,961)	$(92,669)	$(108,076)	$(66,000)	$(28,858)	$29,305
Non-GAAP Adjustments (in thousands):
Acquisition-related costs(1)	(464)	17	—	36,865	—	—	—
Amortization, accretion and step-up:
Intangible amortization expense(2)	65,473	—	203	—	—	—	—
Amortization of debt discount and deferred financing costs(3)	—	—	—	—	—	5,077	—
Accretion of royalty liability(4)	11,854	—	—	—	—	—	—
Inventory step-up expense(5)	43,284	—	—	—	—	—	—
Remeasurement of royalties for products acquired through business combinations(6)	386	—	—	—	—	—	—
Share-based compensation(7)	26	2,568	6,909	19,720	—	—	—
Depreciation expense(8)	166	—	14	1,516	—	—	—
Impairment of in-process R&D(9)	—	—	—	—	66,000	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(10)	14,287	3,966	—	5,260	—	—	—
Royalties for medicines acquired through business combinations(11)	(10,434)	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(12)	—	—	—	—	—	—	(35,772)

Total of non-GAAP adjustments	124,578	6,551	7,126	63,361	66,000	5,077	(35,772)

Non-GAAP	$(25,173)	$(17,410)	$(85,543)	$(44,715)	$—	$(23,781)	$(6,467)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Three Months Ended December 31, 2015

(Unaudited)

	COGS	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Loss on sale of Long-Term Investments	Income Tax Benefit (Expense)
GAAP as reported	$(67,573)	$(13,689)	$(63,352)	$(61,875)	$(20,120)	$(29,032)	$35,456
Non-GAAP Adjustments (in thousands):
Loss on sale of long-term investments(13)	—	—	—	—	—	29,032	—
Acquisition-related costs(1)	—	967	—	6,413	—	—	—
Amortization, accretion and step-up:
Intangible amortization expense(2)	41,504	—	202	—	—	—	—
Amortization of debt discount and deferred financing costs(3)	—	—	—	—	5,482	—	—
Accretion of royalty liability(4)	6,517	—	—	—	—	—	—
Inventory step-up expense(5)	860	—	—	—	—	—	—
Remeasurement of royalties for products acquired through business combinations(6)	6,874	—	—	—	—	—	—
Share-based compensation(7)	—	1,878	7,491	18,621	—	—	—
Depreciation expense(8)	189	—	—	2,423	—	—	—
Royalties for medicines acquired through business combinations(11)	(8,944)	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(12)	—	—	—	—	—	—	(37,996)

Total of non-GAAP adjustments	47,000	2,845	7,693	27,457	5,482	29,032	(37,996)

Non-GAAP	$(20,573)	$(10,844)	$(55,659)	$(34,418)	$(14,638)	$—	$(2,540)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Twelve Months Ended December 31, 2016

(Unaudited)

	Net Sales	COGS	Research & Development	Sales & Marketing	General & Administrative	Impairment of In-Process R&D	Interest Expense	Other	Income Tax Benefit (Expense)
GAAP as reported	$981,120	$(393,272)	$(60,707)	$(320,366)	$(287,942)	$(66,000)	$(86,610)	$6,697	$61,251
Non-GAAP Adjustments (in thousands):
Acquisition-related costs(1)	—	(10)	534	—	52,350	—	—	—	—
Upfront fee for license of global patent(14)	—	—	2,000	—	—	—	—	—	—
Amortization, accretion and step-up:
Intangible amortization expense(2)	—	216,065	—	810	—	—	—	—	—
Amortization of debt discount and deferred financing costs(3)	—	—	—	—	—	—	18,546	—	—
Accretion of royalty liability(4)	—	40,616	—	—	—	—	—	—	—
Inventory step-up expense(5)	—	71,137	—	—	—	—	—	—	—
Remeasurement of royalties for products acquired through business combinations(6)	—	386	—	—	—	—	—	—	—
Share-based compensation(7)	—	26	9,413	26,215	78,490	—	—	—	—
Depreciation expense(8)	—	486	—	54	4,422	—	—	—	—
Litigation settlement(15)	65,000	—	—	—	—	—	—	—	—
Reversal of pre-acquisition reserve upon signing of contract(16)	—	—	—	—	—	—	—	(6,900)	—
Impairment of in-process R&D(9)	—	—	—	—	—	66,000	—	—	—
Charges relating to discontinuation of Friedreich’s ataxia program(10)	—	14,287	3,966	—	5,260	—	—	—	—
Royalties for medicines acquired through business combinations(11)	—	(37,593)	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(12)	—	—	—	—	—	—	—	—	(110,290)

Total of non-GAAP adjustments	65,000	305,400	15,913	27,079	140,522	66,000	18,546	(6,900)	(110,290)

Non-GAAP	$1,046,120	$(87,872)	$(44,794)	$(293,287)	$(147,420)	$—	$(68,064)	$(203)	$(49,039)

Horizon Pharma plc

Certain Income Statement Line Items - Non-GAAP Adjusted

For the Twelve Months Ended December 31, 2015

(Unaudited)

	COGS	Research & Development	Sales & Marketing	General & Administrative	Interest Expense	Loss on sale of Long-Term Investments	Loss on Induced Debt Conversion & Debt Extinguishment	Other	Income Tax Benefit (Expense)
GAAP as reported	$(219,502)	$(41,865)	$(220,444)	$(219,861)	$(69,900)	$(29,032)	$(77,624)	$(10,291)	$172,244
Non-GAAP Adjustments (in thousands):
Loss on induced conversion of debt and debt extinguishment(17)	—	—	—	—	—	—	77,624	—	—
Loss on sale of long-term investments(13)	—	—	—	—	—	29,032	—	—	—
Acquisition-related costs(1)	23	3,219	—	58,979	—	—	—	10,000	—
Amortization, accretion and step-up:
Intangible amortization expense(2)	132,113	—	810	—	—	—	—	—	—
Amortization of debt discount and deferred financing costs(3)	—	—	—	—	18,810	—	—	—	—
Accretion of royalty liability(4)	20,088	—	—	—	—	—	—	—	—
Inventory step-up expense(5)	11,495	—	—	—	—	—	—	—	—
Remeasurement of royalties for products acquired through business combinations(6)	21,151	—	—	—	—	—	—	—	—
Share-based compensation(7)	—	6,590	23,062	56,134	—	—	—	—	—
Depreciation expense(8)	457	—	—	4,963	—	—	—	—	—
Royalties for medicines acquired through business combinations(11)	(29,834)	—	—	—	—	—	—	—	—
Income tax effect on pre-tax non-GAAP adjustments(12)	—	—	—	—	—	—	—	—	(122,214)
Other non-GAAP income tax adjustments(18)	—	—	—	—	—	—	—	—	(105,133)

Total of non-GAAP adjustments	155,493	9,809	23,872	120,076	18,810	29,032	77,624	10,000	(227,347)

Non-GAAP	$(64,009)	$(32,056)	$(196,572)	$(99,785)	$(51,090)	$—	$—	$(291)	$(55,103)

NOTES FOR CERTAIN INCOME STATEMENT LINE ITEMS - NON-GAAP

(in thousands)

(1)	Expenses, including legal and consulting fees, incurred in connection with the Company’s acquisitions of Vidara Therapeutics International Public Limited Company (“Vidara”), Hyperion Therapeutics, Inc. (“Hyperion”), Crealta Holdings LLC (“Crealta”), Raptor Pharmaceutical Corp. (“Raptor”), its agreement to acquire the worldwide rights to interferon gamma-1b and its withdrawn offer to acquire Depomed Inc. have been excluded.

(2)	Intangible amortization expenses are associated with the Company’s intellectual property rights, developed technology and customer relationships of ACTIMMUNE, BUPHENYL, KRYSTEXXA, LODOTRA, MIGERGOT, PENNSAID 2%, PROCYSBI, RAVICTI, RAYOS and VIMOVO.

(3)	Represents amortization of debt discount and deferred financing costs associated with the Company’s debt.

(4)	Represents accretion expense associated with the ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, RAVICTI and VIMOVO royalties for the three and twelve months ended December 31, 2016, and represents accretion expense associated with the ACTIMMUNE, BUPHENYL, RAVICTI and VIMOVO royalties for the three and twelve months ended December 31, 2015.

(5)	In connection with the Crealta acquisition, the KRYSTEXXA and MIGERGOT inventory was stepped up in value by $144,289 and during the three months ended December 31, 2016, the Company recognized in cost of goods sold, $20,889 for step-up inventory costs related to KRYSTEXXA and MIGERGOT inventory sold. During the twelve months ended December 31, 2016, the Company recognized in cost of goods sold, $48,758 for step-up inventory costs related to KRYSTEXXA and MIGERGOT inventory sold.

In connection with the Raptor acquisition, the PROCYSBI and QUINSAIR inventory was stepped up in value by $66,950 and during the three months ended December 31, 2016, the Company recognized in cost of goods sold $22,379 of step-up inventory costs related to PROCYSBI and QUINSAIR inventory sold.

In connection with the Hyperion acquisition, the BUPHENYL and RAVICTI inventory was stepped up in value by $8,682 and during the three months and twelve months ended December 31, 2015, the Company recognized in cost of goods sold $860 and $8,341, respectively, of step-up inventory costs related to BUPHENYL and RAVICTI inventory sold. In connection with the Vidara acquisition, the ACTIMMUNE inventory was stepped up in value by $14,218 and during the first quarter of 2015, the Company recognized in cost of goods sold the remaining $3,154 of step-up inventory costs related to ACTIMMUNE.

(6)	At the time of the Company’s acquisition of the rights to ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, RAVICTI and VIMOVO, the Company estimated the fair value of contingent royalties payable to third parties using an income approach under the discounted cash flow method, which included revenue projections and other assumptions the Company made to determine the fair value. If the Company significantly over-performs or underperforms against its original revenue projections or it becomes necessary to make changes to assumptions as a result of a triggering event, the Company is required to reassess the fair value of the contingent royalties payable. Any subsequent adjustment to fair value is recorded in the period such adjustment is made as either an increase or decrease to royalties payable, with a corresponding increase or decrease in cost of goods sold, in accordance with established accounting policies. During the three and twelve months ended December 31, 2016, the Company recorded a net charge of $386, to cost of goods sold to adjust the amount of the contingent royalty liabilities relating to ACTIMMUNE, KRYSTEXXA, RAVICTI and VIMOVO. During the three and twelve months ended December 31, 2015, the Company recorded a net charge of $6,874 and $21,151, respectively, to cost of goods sold to adjust the amount of the contingent royalty liabilities relating to ACTIMMUNE, RAVICTI and VIMOVO.

(7)	Represents share-based compensation expense associated with the Company’s stock option, restricted stock unit, and performance stock unit grants to its employees and non-employees, its cash-settled long-term incentive program and its employee stock purchase plan.

(8)	Represents depreciation expense related to the Company’s property, equipment, software and leasehold improvements.

(9)	Represents a charge for the impairment of in-process R&D related to the discontinuation of ACTIMMUNE development for Friedreich’s ataxia.

(10)	Represents charges for wind-down costs related to the discontinuation of ACTIMMUNE development for Friedreich’s ataxia.

(11)	Royalties of $10,434 and $37,593 were incurred during the three and twelve months ended December 31, 2016, respectively, based on the periods’ net sales for ACTIMMUNE, BUPHENYL, KRYSTEXXA, MIGERGOT, PROCYSBI, RAVICTI and VIMOVO. Royalties of $8,944 and $29,834 were incurred during the three and twelve months ended December 31, 2015, respectively, based on the periods’ net sales for ACTIMMUNE, BUPHENYL, RAVICTI and VIMOVO.

(12)	Income tax adjustments on pre-tax non-GAAP adjustments represent the estimated income tax impact of each pre-tax non-GAAP adjustment based on the statutory income tax rate of the applicable jurisdictions for each non-GAAP adjustment.

(13)	During the three months ended September 30, 2015, the Company purchased 2,250,000 shares of common stock of Depomed, Inc. (“Depomed”) representing 3.75 percent of Depomed’s then outstanding common stock. The shares were acquired at a cost of $71,813. During the three months ended December 31, 2015, following the Company’s decision to withdraw its offer to acquire Depomed, the Company sold all of its shares in Depomed, receiving sales proceeds of $42,781. Following this sale, the Company recognized a loss of $29,032 in the consolidated statement of comprehensive income (loss).

(14)	Represents an upfront fee paid for a license of a global patent.

(15)	On September 26, 2016, the Company agreed to pay Express Scripts $65 million as part of a litigation settlement, which was recorded as a one-time reduction to GAAP net sales for the twelve months ended December 31, 2016, in accordance with U.S. Generally Accepted Accounting Principles (GAAP). The exclusion of the $65 million settlement from GAAP net sales is the only adjustment reflected in the non-GAAP adjusted net sales for the twelve months ended December 31, 2016.

(16)	During the third quarter of 2016, the Company released a contingent liability of $6.9 million that was recorded as part of acquisition accounting for Crealta.

(17)	During the twelve months ended December 31, 2015, the Company recorded a loss on induced debt conversions of $77,624, which represented an early redemption payment of $45,366, the write-down of $21,581 in debt discount and deferred financing costs, $10,005 in additional exchange consideration to debt holders and $672 in expenses incurred in connection with the induced debt conversions.

(18)	Other non-GAAP income tax adjustments in the twelve months ended December 31, 2015 of $105,133 related to the release of certain valuation allowances in connection with the Hyperion acquisition.